                                                                   EXHIBIT 10.21

                               EXCHANGE AGREEMENT

     Agreement dated as of __________, 1998, by and between Verdant Brands, Inc. a Minnesota corporation ("Verdant") and Norwest Bank Minnesota, National Association (the "Exchange Agent").

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of September 8, 1998 (the "Merger Agreement"), Consep Acquisition, Inc., an Oregon corporation and a wholly-owned subsidiary of Verdant merged with and into Consep, Inc. an Oregon corporation ("Consep") (the "Merger"), effective as of __________ (the "Time of Merger").

     WHEREAS, the Exchange Agent is the transfer agent for the common stock, $.01 par value per share, of Verdant ("Verdant Common Stock"); and

     WHEREAS, Verdant desires that the Exchange Agent act as its special agent for the purpose of effecting the distribution of Verdant Common Stock to the holders of certificates formerly representing shares of common stock, $.01 par value per share, of Consep ("Consep Common Stock") pursuant to the terms of the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I


     1. Verdant hereby instructs the Exchange Agent, in its capacity as transfer agent for Verdant Common Stock, to issue as of ________________, (i) 10,127,069 shares from authorized but heretofore unissued stock , and, in its capacity as Exchange Agent, to hold the certificate or certificates for 10,127,069 shares of Verdant Common Stock, representing the aggregate number of shares of Verdant Common Stock into which outstanding shares of Consep Common Stock were converted, and (ii) 25,000 shares from authorized but heretofore unissued stock, and, in its capacity as Exchange Agent, to hold the certificate or certificates for 25,000 shares of Verdant Common Stock, representing the number of shares issued to Piper Jaffray Inc.("Piper"), financial advisor to Verdant in the Merger, representing a portion of the fee paid to Piper in consideration for its role as financial advisor.

     2. A complete and correct list of the shareholders of Consep as of the close of business on October 15, 1998, identifying each shareholder by name, address, and the number of shares owned, has been previously transmitted to the Exchange Agent.
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                                   ARTICLE II

     The Exchange Agent covenant and agrees that:

     1. As soon as practicable after the Time of the Merger, the Exchange Agent shall send a Letter of Transmittal, in substantially the form attached hereto as Exhibit A, together with a return envelope addressed to the Exchange Agent, to each record holder (a "Record Holder") of an outstanding certificate or certificates which immediately prior to the time of the Merger evidenced shares of Consep Common Stock which shall have been converted into Verdant Common Stock pursuant to the provisions of the Merger Agreement, advising such Record Holder of the terms of such conversion and the procedure for surrendering to the Exchange Agent such certificate or certificates in exchange for a certificate or certificates evidencing Verdant Common Stock.

     2. Upon receipt by the Exchange Agent from a Record Holder of a certificate or certificates representing Consep Common Stock, accompanied by the appropriate Letter of Transmittal duly completed and executed in accordance with the instructions appearing therein, the Exchange Agent shall deliver to such Record Holder (or to a transferee specified in such Letter of Transmittal) a certificate or certificates representing full shares of Verdant Common Stock on the basis of 0.95 of one share of Verdant Common Stock for each share of Consep Common Stock.

     3. Certificates representing shares of Verdant Common Stock issued to the following Record Holders or their transferees:

          ----------------

          ----------------

          ----------------

          ----------------

shall bear the following legend on the back of each certificate:


          The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies, have been delivered in reliance upon the representation of the registered holder hereof that they have been acquired for such holder's account, and may be sold, transferred, or otherwise disposed of, in whole or in part, except in compliance with applicable requirements of Rule 145 or pursuant to a registration statement under the Act or an exemption from such registration.

                                      -2-
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     4. No certificate or scrip for such fractional shares of Verdant Common
Stock shall be issued. In lieu of such fractional shares, any Record Holder or transferee who would otherwise be entitled to fractional shares of Verdant Common Stock shall, upon surrender of his or her certificate or certificates representing Consep Common Stock, be paid the cash value of each such fraction, which shall be equal to the fraction multiplied by the closing price of Verdant Common Stock on the closing date of the Merger.

     5. If any Record Holder shall report that his or her failure to surrender any certificate or certificates representing shares of Consep Common Stock registered in his or her name is due to the loss, misplacement or destruction of such certificate or certificates, the Exchange Agent shall require such Record Holder to furnish a Bond of Indemnity Agreement in form satisfactory to the Exchange Agent and Verdant before delivering to such Record Holder or his or her transferee the certificate or certificates for the shares of Verdant Common Stock to which he or she is entitled.

     6. The Exchange Agent shall cancel and return to Verdant the certificates for shares of Consep Common Stock delivered for exchange after a period of one year.

     7. The Exchange Agent shall receive and hold, for distribution without interest to the first record holder of the certificate or certificates representing shares of Consep Common Stock, all dividends and other distributions paid on shares of Verdant Common Stock held in the Exchange Agent's name as agent.

                                  ARTICLE III

     1. The Exchange Agent:

          (a) shall not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with reasonable indemnity from Verdant;

          (b) may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, telegram, or other document or security delivered to it and believed by it to be genuine and to have been signed by the proper party or parties;

          (c) may rely on and shall be protected in acting upon the written instructions of the Secretary, Assistant Secretary or any Vice President of Verdant; and

          (d) may consult counsel satisfactory to it, who may be counsel to Verdant, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

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     2. Verdant agrees to indemnify and hold the Exchange Agent harmless against any loss, claim, liability or expense (including, without limitation, the costs and expenses of defending against such loss, claim or liability) incurred without gross negligence on its part arising out of or in connection with:

          (a) the performance of its duties hereunder; or

          (b) reliance by the Exchange Agent upon the information relating to the Consep Common Stock furnished to the Exchange Agent by Verdant provided that, in any case in which there is a discrepancy between such information and the information contained in the certificate or certificates surrendered to the Exchange Agent by a former shareholder of Consep for exchange under the terms hereof, the Exchange Agent shall have a duty to inquire as to the reason for such discrepancy.

     3. Verdant agrees to pay the reasonable and customary fees of the Exchange Agent for the services of the Exchange Agent hereunder or in connection herewith and to reimburse the Exchange Agent for all reasonable out-of-pocket expenses incurred by it pursuant to or in connection with its services hereunder.

     4. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota and shall inure to the benefit of, and the obligations crated hereby shall be binding upon, the successors and assigns of the parties hereto.

     5. Verdant and the Exchange Agent agree that, unless terminated or extended in writing by Verdant this agreement shall terminate one year from the date of this agreement.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.


                                       VERDANT BRANDS, INC.


                                       By:
                                          --------------------------------
                                          Its:
                                               ---------------------------



                                    NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION


                                       By:
                                          --------------------------------
                                          Its:
                                               ---------------------------


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